PROXY     HORN SILVER MINES, INC.     PROXY
        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                          COMMON STOCK

      The undersigned common stockholder of Horn Silver Mines, Inc. acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on December 20, 1996, at the Red Lion Hotel, 255 South West Temple, Salt Lake City, Utah, at 10:00 a.m. local time, and hereby appoints Messrs. Page P. Blakemore, Sr. and Murray C. Godbe, III, or either of them, each with full power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said Annual Meeting of stockholders and at all adjournment(s) or postponement(s) thereof, hereby ratify and confirm all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above-named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

1. To elect the six (6) directors to be voted upon by the common stockholders:

    [ ] FOR all nominees listed below (except as marked to the contrary below)

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

      Page P. Blakemore, Sr., Murray C. Godbe, III, Warren M.
      Blakemore, Walter Hoppe, Randall A. Mackey and John P.
      Bogdanich.

2. To approve the Option Agreement with PAB Oil & Mining, Inc. ("PAB"), in which PAB is granted (i) an option to purchase, for the sum of $200,000, shares of the Company's Common Stock so that after the issuance of such shares PAB will then own 25% of the total issued and outstanding shares of the Company's Common Stock, and (ii) a second option to purchase, for the sum of $650,000, additional shares of the Company's Common Stock so that after the issuance of such shares PAB will then own 75% of the issued and outstanding shares of the Company's Common Stock.

3.  To approve a 1-for-20 reverse stock split of the Company's
Common Stock;

4.  To amend the Company's Articles of Incorporation as follows:
(i) to reduce the authorized shares of Common Stock from 200,000,000 shares to 30,000,000 shares, and (ii) to change the par value of Common Stock from no par value to $.001 par value.

5. To approve the appointment of Tanner & Co. as the auditors of the Company for the fiscal year ending December 31, 1996; and

6. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.


                    (Continued on Other Side)

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1
ABOVE AND FOR PROPOSALS 2 THROUGH 6.

Dated this     day of            , 1996
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Signature


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Signature





      Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities Dealers or other representatives please state the number of shares voted by this Proxy.

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